UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2015

Teledyne Technologies Incorporated
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15295 (Commission File Number)	25-1843385 (I.R.S. Employer Identification No.)

1049 Camino Dos Rios Thousand Oaks, California (Address of principal executive offices)	91360 (Zip Code)

Registrant’s telephone number, including area code: (805) 373-4545

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 4.01     Changes in Registrant’s Certifying Accountant

(a)          Subsequent to the filing of the 2014 Annual Report on Form 10-K for Teledyne Technologies Incorporated (the "Company") and the Proxy Statement for the Company's 2015 Annual Meeting of Stockholders, the Audit Committee of the Board of Directors of the Company conducted a competitive process to determine the Company's independent registered public accounting firm for the 2015 fiscal year. The Audit Committee invited several independent registered public accounting firms, including Ernst & Young, LLP ("E&Y"), the Company's current independent registered public accounting firm, to participate in this process.

Following a competitive review and receipt of proposals from the independent registered public accounting firms that participated in the process, the Audit Committee of the Board of Directors of the Company recommended and authorized the dismissal of E&Y as the Company’s independent registered public accounting firm, and authorized the engagement of Deloitte & Touche LLP (“D&T”) to serve as the Company’s independent registered public accounting firm for the 2015 fiscal year. The termination of E&Y as the Company's independent registered public accounting firm will become effective upon completion by E&Y of its procedures on the unaudited interim financial statements of the Company as of and for the quarter ended March 29, 2015, and the filing of the related Quarterly Report on Form 10-Q.

 No audit report of E&Y on the Company’s consolidated financial statements for either of the past two fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

 During the Company’s two most recent fiscal years and subsequent interim period preceding E&Y’s dismissal, there was no disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in their report.

  The Company provided E&Y with a copy of this Form 8-K prior to its filing with the U.S. Securities and Exchange Commission (the “SEC”) and requested E&Y to furnish the Company with a letter addressed to the SEC stating whether E&Y agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of E&Y’s letter, dated April 14, 2015, is attached as Exhibit 16.1 to this Form 8-K.

(b)            In conjunction with a request for proposal and competitive review of other independent registered public accounting firms noted above, on April 14, 2015, the Audit Committee authorized and instructed the Company to engage D&T to serve as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the 2015 fiscal year, and to perform a review of the Company’s condensed consolidated interim financial statements for the second and third fiscal quarters of fiscal 2015.

 During the Company’s two most recent fiscal years and subsequent interim period preceding D&T’s engagement, neither the Company nor anyone on its behalf consulted D&T regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided by D&T to the Company that D&T concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement (as described in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 8.01 Other Information

As a result of the change in the Company's certifying accountant described in Item 4.01 above, at the Company's Annual Meeting of Stockholders to be held on April 22, 2015, the Company intends to withdraw Item 2 from the meeting agenda. Item 2 requests that the stockholders of the Company ratify the appointment of E&Y as the independent registered public accounting firm of the Company for the 2015 fiscal year. The Company does not intend to submit any other proposal for ratification with respect to the appointment of auditors at the upcoming Annual Meeting. Nevertheless, it is expected that representatives of E&Y will be present at the meeting and will have an opportunity to make a statement and respond to appropriate questions. In conjunction with the Annual Meeting to be held in 2016, the Company intends to ask stockholders to ratify the appointment of D&T as the Company's independent registered public accounting firm to audit the Company's financial statements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 16.1	Letter from Ernst & Young LLP, dated April 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEDYNE TECHNOLOGIES INCORPORATED

By:    /s/ Susan L. Main

Susan L. Main
Senior Vice President and Chief Financial Officer

Dated April 14, 2015

EXHIBIT INDEX
Description

Exhibit 16.1	Letter from Ernst & Young LLP, dated April 14, 2015